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                         Amendment to Schedule A
                 To the Selling Group Agreement Between
                        The Company and The Broker
                      Effective February 14, 2000

         The following is a list of Contracts that Broker has been granted authority by the Company to sell:

              1. Lincoln National Life Insurance Company
                 Multi-Fund -Registered Trademark- Variable Annuity Contracts (Lincoln National Variable Annuity Account C)

              2. Lincoln National Life Insurance Company
                 Variable Universal Life III Contracts
                 (Lincoln Life Flexible Premium Variable Life Account G)

              3. Lincoln National Life Insurance Company
                 Multi-Fund -Registered Trademark- Variable Life
                 (Lincoln Life Flexible Premium Variable Life Account K)

              4. Lincoln National Life Insurance Company
                 VUL I
                 (Lincoln Life Flexible Premium Variable Life Account M)

              5. Lincoln National Life Insurance Company
                 Delaware-Lincoln ChoicePlus
                 Delaware-Lincoln ChoicePlus XL
                 (Lincoln Life Variable Annuity Account N)

              6. Lincoln National Life Insurance Company
                 Group Multi-Fund -Registered Trademark-
                 (Lincoln Life Variable Annuity Account Q)

              7. Lincoln National Life Insurance Company
                 SVUL
                 (Lincoln Life Flexible Premium Variable Life Account R)

              8. Lincoln National Life Insurance Company
                 eAnnuity -TM- Variable Annuity Contracts
                 (Lincoln National Variable Annuity Account C)

              9. Lincoln National Life Insurance Company
                 Lincoln Director -TM-


         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer specified below.

THE LINCOLN NATIONAL LIFE                    LINCOLN FINANCIAL ADVISORS, INC.
INSURANCE COMPANY [COMPANY]                  [BROKER]

By: /s/ Kelly D. Clevenger                   By: /s/ Richard C. Boyles
    ---------------------------                  ----------------------------
    Kelly D. Clevenger                           Richard C. Boyles
    Vice President                               Second Vice President and
                                                 Controller